As filed with the Securities and Exchange Commission on May 10, 1999
                         Registration No. 333-_________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

               FLORIDA                                  59-2335075
---------------------------------------     ------------------------------------
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
 of Incorporation or Organization)
           Organization)


         450 SOUTH AUSTRALIAN AVENUE
          WEST PALM BEACH, FLORIDA                         33401
----------------------------------------     -----------------------------------
    (Address of principal executive offices)             (Zip Code)

          REPUBLIC SECURITY FINANCIAL CORPORATION AMENDED AND RESTATED
                        1997 PERFORMANCE INCENTIVE PLAN
                      -----------------------------------
                            (Full title of the plan)

                                 RUDY E. SCHUPP
                           450 SOUTH AUSTRALIAN AVENUE
                         WEST PALM BEACH, FLORIDA 33401
                     (Name and address of agent for service)

                                 (561) 650-2500
                             ---------------------
          (Telephone number, including area code, of agent for service)

                           ---------------------------


                                   COPIES TO:
                            Kara L. MacCullough, Esq.
                           Morgan, Lewis & Bockius LLP
                        5300 First Union Financial Center
                          200 South Biscayne Boulevard
                            Miami, Florida 33131-2339
                                 (305) 579-0446

                         CALCULATION OF REGISTRATION FEE
================================================================================================= ===========================

    Title of securities       Amount to be         Proposed maximum        Proposed maximum                Amount of
     to be registered        Registered (1)         offering price             aggregate             registration fee (3)
                                                    per share (2)         offering price (2)
===========================================================================================================================
Common Stock, par                                       8.938                 $26,814,000                  $7,454,29
value $0.01 per share          3,000,000
===========================================================================================================================

(1) This registration statement covers shares of Common Stock of Republic Security Financial Corporation which may be offered or sold pursuant to the Amended and Restated 1997 Performance Incentive Plan (the "Plan"). This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416. The contents of an earlier registration statement, Registration No. 333-33213 covering 2,000,000 shares of Common Stock under the Plan, is incorporated by reference in this Registration Statement
(2) Calculated solely for the purpose of this offering under Rule 457(c) of the Securities Act of 1933 on the basis of the high and low selling prices per share of Common Stock of Republic Security Financial Corporation on May 5, 1999 as reported by the Nasdaq National Market.
(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this  Registration
Statement:



Exhibit     Exhibit
Number

5           Opinion of Morgan, Lewis & Bockius LLP.

23.1        Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1)

23.2        Consent of Ernst & Young LLP

23.3        Consent of Deloitte & Touche LLP

23.4        Consent of KPMG Peat Marwick LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on May 10, 1999.

                             REPUBLIC SECURITY FINANCIAL CORPORATION

                             By: /s/Rudy E. Schupp
                                 -------------------------
                                 Rudy E. Schupp
                                 Chairman of the Board and
                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



BY:          /S/ Rudy E. Schupp               May 10, 1999
             --------------------------------
             Rudy E. Schupp
             Chairman of the Board
             Chief Executive Officer


BY:          /S/ Richard J. Haskins           May 10, 1999
             --------------------------------
             Richard J. Haskins
             Executive Vice President
             Chief Financial and Accounting
             Officer




/s/ Johnny R. Adcock                   May 10, 1999
--------------------------------------
Johnny R. Adcock, Director

/s/ Paula Berliner                     May 10, 1999              /s/ Mary A. McCarty               May 10, 1999
--------------------------------------                          ---------------------------------

Paula Berliner, Director                                        Mary A. McCarty, Director










--------------------------------------
/s/ Thomas F. Carney
                                       May 10, 1999              /s/ Carol R. Owen                 May 10, 1999
--------------------------------------                          ---------------------------------

Thomas F. Carney, Director                                      Carol R. Owen, Director

/s/ Joseph D. Cesarotti, Sr.           May 10, 1999              /s/ Richard C. Rathke             May 10, 1999
--------------------------------------                          ---------------------------------

Joseph D. Cesarotti, Sr., Director                              Richard C. Rathke, Director

/s/ Mary Anna Fowler                   May 10, 1999              /s/Daniel D. Sokoloff             May 10, 1999
--------------------------------------                          ---------------------------------

Mary Anna Fowler, Director                                      Daniel D. Sokoloff, M.D., Director

/s/ H. Gearl Gore                      May 10, 1999              /s/ William F. Spitznagel         May 10, 1999
--------------------------------------                          ---------------------------------

H. Gearl Gore, Director                                         William F. Spitznagel, Director

/s/Fred A. Greene                      May 10, 1999              /s/ Bruce E. Wiita                May 10, 1999
--------------------------------------                          ---------------------------------

Fred A. Greene, Director                                        Bruce E. Wiita, Director

/s/ R. Randy Guemple                   May 10, 1999              /s/ William Wolfson               May 10, 1999
--------------------------------------                          ---------------------------------

R. Randy Guemple, Director                                      William Wolfson, Director

/s/ Eugene W. Hughes, Jr.              May 10, 1999
--------------------------------------

Eugene W. Hughes, Jr., Director

/s/ Thomas J. Langan, Jr.              May 10, 1999
--------------------------------------

Thomas J. Langan, Jr, Director

/s/ Lennart Lindahl                    May 10, 1999
--------------------------------------

Lennart Lindahl, Director


                                INDEX TO EXHIBITS



Exhibit                 Exhibit
Number

5                       Opinion of Morgan, Lewis & Bockius LLP.

23.2                    Consent of Ernst & Young LLP

23.3                    Consent of Deloitte & Touche LLP

23.4                    Consent of KPMG Peat Marwick LLP

                                                                      Exhibit 5

May 10, 1999



Republic Security Financial Corporation
450 South Australian Avenue
West Palm Beach, Florida 33401

Re: Republic Security Financial Corporation --
    Registration Statement on Form S-8

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 3,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Republic Security Financial Corporation (the "Company"), which may be issued pursuant to the 1997 Performance Incentive Plan (the "Plan").

As counsel for the Company, we have examined the Company's Articles of Incorporation, as amended, Bylaws, as amended, minutes and such other documents, and have made such inquiries of the Company's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.



Very truly yours,



/s/Morgan, Lewis & Bockius LLP

                                                                   Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement for the registration of 3,000,000 shares of Republic Security Financial Corporation common stock of our report dated March 15, 1999, with respect to the consolidated financial statements of Republic Security Financial Corporation and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

West Palm Beach, Florida
May 6, 1999

                                                                   Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Republic Security Financial Corporation on Form S-8 of our report dated February 21, 1997 (relating to the consolidated statements of income, stockholders' equity and cash flows of County Financial Corporation for the year ended December 31, 1996, not presented separately in the Form 10-K) appearing in the annual report on Form 10-K of Republic Security Financial Corporation for the year ended December 31, 1998.


                                                  /s/ Deloitte & Touche LLP
                                                  -------------------------
                                                  West Palm Beach, Florida
                                                  May 10, 1999

                                                                   Exhibit 24.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement (No. not yet determined ) on Form S-8 of Republic Security Financial Corporation of our report dated October 29, 1997 (relating to the consolidated balance sheet as of September 30, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Unifirst Federal Savings Bank and subsidiaries for the years ended September 30, 1997 and 1996) appearing in the annual report on Form 10-K of Republic Security Financial Corporation for the year ended December 31, 1998.


                                                   /s/ KPMG Peat Marwick LLP
                                                   ---------------------------
                                                   Fort Lauderdale, Florida
                                                   May 4, 1999